                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 11(c) or Rule 14a-12

                                  MIDAS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                OF MIDAS, INC.

 Date:  Thursday, May 6, 1999

 Time:  11:30 a.m., local time

 Place: First Chicago Center
        One First National Plaza
        Dearborn and Madison Streets
        Chicago, Illinois

Purposes:

  . To elect two directors to terms of office expiring at the 2002 Annual
    Meeting of Shareholders;

  . To consider a proposal to approve our existing Stock Incentive Plan for the purpose of maintaining tax deductibility under Section 162(m) of the Internal Revenue Code;

  . To consider a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending January 1, 2000; and

  . To conduct other business if properly raised.

Record Date: The close of business on March 19, 1999.

   The matters to be acted upon at the Annual Meeting are described in the accompanying Proxy Statement.

                                        By Order of the Board of Directors
                                        Robert H. Sorensen
                                        Corporate Secretary

Chicago, Illinois
March 25, 1999

NOTE: In order to assure the presence of a quorum at the Annual Meeting, please vote your shares via a toll-free telephone number or via the Internet or complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the Annual Meeting. By promptly voting, you will reduce the expenses of this proxy solicitation. You may revoke your proxy at any time before it is voted.

                                  Midas, Inc.
              225 North Michigan Avenue, Chicago, Illinois 60601

                                                                 March 25, 1999

Dear Shareholder:

   It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Midas, Inc. to be held on Thursday, May 6, 1999, at 11:30 a.m., local time, in the First Chicago Center, One First National Plaza, Dearborn and Madison Streets, Chicago, Illinois.

   At the Annual Meeting, we will ask you to consider and vote upon the election of two directors, a proposal to approve Midas' Stock Incentive Plan and a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas. We will also discuss Midas' performance and respond to your questions.

   The formal Notice of Annual Meeting and the Proxy Statement follow. Your vote is important, regardless of the size of your holdings. Even if you plan to attend the Annual Meeting, you may vote your shares via a toll-free telephone number or via the Internet or you may complete, sign and date our enclosed proxy card and return it in the enclosed postage-paid envelope. Instructions regarding all three methods of voting are contained on the proxy card. If you attend the Annual Meeting and prefer to vote in person, you may do so.

   We look forward to seeing you at the Annual Meeting.

                                          Sincerely,


                                          /s/ Wendel H. Province

                                          Wendel H. Province
                                            Chairman and
                                          Chief Executive
                                               Officer

                               TABLE OF CONTENTS

INFORMATION ABOUT MIDAS, INC...............................................   1

INFORMATION ABOUT THE ANNUAL MEETING.......................................   1
  Information About Attending the Annual Meeting...........................   1
  Information About this Proxy Statement...................................   1
  Street Name Holders and Record Holders...................................   1
  Matters to be Considered.................................................   2
  How Record Holders Vote..................................................   2
  Information for Employees Who are Shareholders...........................   2
  Quorum Requirement.......................................................   3
  Non-Votes................................................................   3
  Information About the Vote Necessary for Action to be Taken..............   3
  Revocation of Proxies....................................................   3
  Other Matters............................................................   3

PROPOSAL 1: ELECTION OF DIRECTORS..........................................   4
  Meetings and Committees of the Board.....................................   5
  Compensation of Directors................................................   6

PROPOSAL 2: APPROVAL OF EXISTING STOCK INCENTIVE PLAN TO MAINTAIN TAX
 DEDUCTIBILITY.............................................................   7

PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS............................  11

BENEFICIAL OWNERSHIP OF COMMON STOCK.......................................  11
  Section 16(a) Beneficial Ownership Reporting Compliance..................  13

EXECUTIVE COMPENSATION AND OTHER INFORMATION...............................  13
  Summary Compensation Table...............................................  13
  Option Grants in Fiscal 1998.............................................  14
  Option Exercises in Fiscal 1998 and Fiscal Year-End Option Values........  15
  Pension Plans............................................................  15
  Termination Benefits.....................................................  16
  Agreement with Retired Executive Officer.................................  17
  Report on Executive Compensation.........................................  17
  Performance Graph........................................................  20

CERTAIN TRANSACTIONS.......................................................  21
  Distribution and Indemnity Agreement.....................................  21
  Tax Sharing Agreement....................................................  21
  Other Transactions.......................................................  22

SHAREHOLDER PROPOSALS......................................................  22

GENERAL....................................................................  23

EXHIBIT A.................................................................. A-1

                                  MIDAS, INC.

                               ----------------

                         INFORMATION ABOUT MIDAS, INC.

   Our principal executive office is located at 225 North Michigan Avenue, Chicago, Illinois 60601. Our telephone number is (312) 565-7000. Our website is located at www.midas.com on the Internet.

                     INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

   Our Annual Meeting will be held on Thursday, May 6, 1999 at 11:30 a.m., local time, in the First Chicago Center, One First National Plaza, Dearborn and Madison Streets, Chicago, Illinois. If you plan to attend the Annual Meeting, please check the box on our proxy card and we will mail an admission ticket to you. If your shares are held through a broker or its nominee and you would like to attend the Annual Meeting, please write to Robert H. Sorensen, Corporate Secretary, at our principal executive office. Please include a copy of your brokerage account statement or a copy of a broker's proxy card (which you may get from your broker), and we will mail an admission ticket to you. Please bring your admission ticket with you.

Information About this Proxy Statement

   We sent you our proxy materials because our Board of Directors is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. If you own Common Stock in more than one account, such as individually and through one or more brokers, you may receive more than one set of proxy materials. In order to vote all of your shares by proxy, you should vote the shares in each different account as described below under "Street Name Holders and Record Holders" and "How Record Holders Vote."

   On March 25, 1999, we began mailing these proxy materials to all shareholders of record at the close of business on March 19, 1999. On the record date, there were 17,158,913 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders at the Annual Meeting.

Street Name Holders and Record Holders

   If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in "street name" and you, as the beneficial owner of those shares, do not appear in Midas' stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform Midas how many of their clients own Common Stock in street name and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified by your broker. Shortly before the Annual Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the Annual Meeting and vote your street name shares in person, you should contact your broker to obtain a broker's proxy card and bring it and your admission ticket to the Annual Meeting.

   If you are the registered holder of shares, you are the record holder of those shares and you should vote your shares as described below under "How Record Holders Vote."

Matters to be Considered

   At the Annual Meeting, shareholders will:

  . Elect two directors to terms of office expiring at the 2002 Annual
    Meeting of Shareholders;

  . Consider a proposal to approve our existing Stock Incentive Plan (the
    "Plan") for the purpose of maintaining tax deductibility under Section 162(m) of the Internal Revenue Code;

  . Consider a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending January 1, 2000; and

  . Transact any other business if properly raised.

How Record Holders Vote

   You can vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always attend the Annual Meeting and revoke your proxy by voting in person. There are three ways to vote by proxy:

  . By Telephone--You can vote by touch tone telephone by calling toll-free
    1-800-OK2-VOTE (1-800-652-8683), 24 hours a day, 7 days a week, and following the instructions on our proxy card;

  . By Internet--You can vote by Internet by going to the website http://www.vote-by-net.com and following the instructions on our proxy card; or

  . By Mail--You can vote by mail by completing, signing, dating and mailing our enclosed proxy card.

   By giving us your proxy, you are authorizing the individuals named on our proxy card (the proxies) to vote your shares in the manner you indicate. You may (i) vote for the election of both of our director nominees, (ii) withhold authority to vote for both of our director nominees or (iii) vote for the election of one of our director nominees and withhold authority to vote for our other nominee by so indicating on the proxy card. You may vote "FOR" or "AGAINST" or "ABSTAIN" from voting on the proposal to approve the Plan and the proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas.

   If you sign and return our proxy card without indicating your instructions, your shares will be voted FOR:

  . The election of our two director nominees;

  . Approval of the Plan; and

  . Ratification of the appointment of KPMG LLP as the independent auditors of Midas.

   If your shares are held in street name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker to obtain a broker's proxy card and bring it and your admission ticket to the Annual Meeting.

Information for Employees Who are Shareholders

   If you are one of our many employees who participates in the Midas Common Stock fund under Midas' Retirement Savings Plan (the "Savings Plan"), you will receive from the Savings Plan trustee a request for voting instructions with respect to all of the shares allocated to your Savings Plan account. You are entitled to direct the Savings Plan trustee how to vote your Savings Plan shares. If you do not give voting instructions to the Savings Plan trustee within the time specified by the Savings Plan trustee, your Savings Plan shares will be voted by the Savings Plan trustee in the same proportion as shares held by the Savings Plan trustee for which voting instructions have been received.

Quorum Requirement

   A quorum is necessary to hold a valid meeting of shareholders. If shareholders entitled to cast at least a majority of the shares entitled to vote at the Annual Meeting are present in person or by proxy, a quorum will exist. Shares owned by Midas are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the Annual Meeting, please vote your shares via the toll-free telephone number or via the Internet or complete, sign and date our proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the Annual Meeting. Abstentions are counted as present, and non-votes may be counted as present, to establish a quorum.

Non-Votes

   Non-votes occur when shares are specifically indicated as not being voted as to a particular proposal. If you are the registered holder of shares, your unvoted shares as to one or more proposals will not be counted as present at the Annual Meeting as to those proposals, but will be considered present at the Annual Meeting as to any proposal on which you vote and, in that case, will count towards the presence of a quorum. If a quorum is present, your unvoted shares as to the election of directors or another proposal will not affect the outcome of the election of directors or whether that proposal is approved or rejected.

   If you own shares through a broker and do not vote, your broker, as the registered holder of your shares, may represent your shares at the Annual Meeting for the purpose of obtaining a quorum. However, if you do not instruct your broker how to vote, your broker may vote your shares on most proposals, but may specify that the broker is not voting your shares on certain other proposals. These unvoted shares are called "broker non-votes." If a quorum is present, broker non-votes as to a proposal will not affect whether that proposal is approved or rejected.

Information About the Vote Necessary for Action to be Taken

   If a quorum is present at the Annual Meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If a quorum is present, approval of the Plan and ratification of the appointment of KPMG LLP as the independent auditors of Midas requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Accordingly, abstentions with respect to either proposal will be treated as votes against that proposal. Non-votes with respect to either proposal will not affect whether that proposal is approved or rejected.

Revocation of Proxies

   If you are a registered holder of Common Stock, you may revoke your proxy by giving written revocation to Midas' Corporate Secretary at any time before your proxy is voted, by executing a later-dated proxy card which is voted at the Annual Meeting or by attending the Annual Meeting and voting your shares in person or through telephone or Internet voting. If your shares are held by a broker, you must contact your broker to revoke your proxy.

Other Matters

   The Board of Directors does not know of any other matter that will be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. Under our By-laws, generally no business besides the three proposals discussed in this Proxy Statement may be transacted at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Board of Directors is comprised of six members divided into three classes, with one class of directors elected each year for a three-year term. Five of our six directors are not Midas employees. Only independent directors serve on the Audit and Finance Committee and Compensation Committee.

   The terms of Thomas L. Bindley and Robert R. Schoeberl expire at the 1999 Annual Meeting. Messrs. Bindley and Schoeberl are now directors of Midas. If either nominee fails to stand for election, the proxies named in our proxy card currently intend to vote for a substitute nominee designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.

   The following sets forth information as to each nominee for election at the Annual Meeting and each director continuing in office.

Nominees for election at the Annual Meeting to terms expiring in 2002:

                      Director
         Name          Since   Age    Principal Occupation and Directorships
         ----         -------- --- --------------------------------------------
 Thomas L. Bindley...   1998   55  Mr. Bindley is President of Bindley Capital
                                   Corporation, a private investment and
                                   consulting firm, which he founded in 1998.
                                   From 1992 to 1998, Mr. Bindley served as
                                   Executive Vice President and Chief Financial
                                   Officer of Whitman Corporation, a producer
                                   and distributor of Pepsi-Cola brand products
                                   and a variety of other non-alcoholic
                                   beverages. Prior to joining Whitman, Mr.
                                   Bindley served in a similar capacity with
                                   Square D Company from 1986 to 1991. During
                                   the previous eight years, he held several
                                   executive positions with McGraw Edison
                                   Company, including Senior Vice President--
                                   Finance and Vice President and Treasurer.
                                   Mr. Bindley is a Director of the Lincoln
                                   National Income Fund, Inc. and the Lincoln
                                   National Convertible Securities Fund, Inc.
                                   He also serves as a Director of Junior
                                   Achievement of Chicago and as a member of
                                   the Board of Visitors of the McDonough
                                   School of Business at Georgetown University.
                                   Mr. Bindley received his undergraduate
                                   degree from Georgetown University in 1965
                                   and an MBA degree from the Harvard Business
                                   School in 1969.
 Robert R. Schoeberl.   1998   63  Mr. Schoeberl retired in 1994 as Executive
                                   Vice President and Member of the Executive
                                   Committee of Montgomery Ward, a mass
                                   retailer of consumer products. He was Senior
                                   Vice President of Sales and Marketing at GNB
                                   Automotive Batteries from 1982-1985. Mr.
                                   Schoeberl also serves as a Director of Tire
                                   & Battery Corporation and Lund Industries.
                                   He is a member of the Board of Trustees at
                                   Mount Mercy College and the Automotive
                                   Foundation.

     The Board of Directors recommends a vote FOR each of our nominees for
                                   Director.

Directors whose present terms continue until 2000:

                      Director
         Name          Since   Age    Principal Occupation and Directorships
         ----         -------- --- --------------------------------------------
 Herbert M. Baum.....   1998   62  Mr. Baum is President and Chief Operating
                                   Officer of Hasbro, Inc. Hasbro designs,
                                   manufactures and markets toys, games,
                                   interactive software, puzzles and infant
                                   products. Prior to joining Hasbro in January
                                   1999, Mr. Baum was Chairman and Chief
                                   Executive Officer of Quaker State
                                   Corporation, a distributor and retailer of
                                   automotive
                                   lubricants, from 1993 to 1999. He was
                                   employed by Campbell Soup Company from 1978
                                   to 1993, where he served in various
                                   positions, including Executive Vice
                                   President and President, Campbell
                                   North/South America. Mr. Baum also serves as
                                   a director of Dial Corporation, Fleming
                                   Companies, Inc., Hasbro Inc., Meredith
                                   Corporation and Whitman Corporation. He is
                                   past chairman of the Association of National
                                   Advertisers, as well as a member of the
                                   Board of Directors of the American Marketing
                                   Association. Mr. Baum earned his BA degree
                                   in Business Administration from Drake
                                   University in 1958.
 Jarobin Gilbert, Jr.   1998   53  Mr. Gilbert is President and Chief Executive
                                   Officer of DBSS Group, Inc., a management,
                                   planning and international trade advisory
                                   firm. He is a director of Whitman
                                   Corporation and Venator Group, Inc. He also
                                   serves on the Board of Directors of the
                                   American Council on Germany and the Valley
                                   Agency for Youth. He is a permanent member
                                   of the Council on Foreign Relations.

Directors whose present terms continue until 2001:

                      Director
         Name          Since   Age    Principal Occupation and Directorships
         ----         -------- --- --------------------------------------------
 Archie R. Dykes.....   1998   68  Dr. Dykes is Chairman of Capital City
                                   Holdings, Inc., Nashville, Tennessee, a
                                   venture capital organization. Dr. Dykes
                                   served as Chairman and Chief Executive
                                   Officer of the Security Benefit Group of
                                   Companies from 1980 through 1987. He served
                                   as Chancellor of the University of Kansas
                                   from 1973 to 1980. Before that he was
                                   Chancellor of the University of Tennessee.
                                   Dr. Dykes is a director of Fleming
                                   Companies, Inc., Hussmann International,
                                   Inc., Whitman Corporation and the Employment
                                   Corporation. He is also a member of the
                                   Board of Trustees of the Kansas University
                                   Endowment Association and the William Allen
                                   White Foundation. He formerly served as Vice
                                   Chairman of the Commission on the Operation
                                   of the United States Senate and as a member
                                   of the Executive Committee of the
                                   Association of American Universities.
 Wendel H. Province..   1998   51  Mr. Province has served as Chairman and
                                   Chief Executive Officer of Midas since
                                   January 1998. He joined The Pep Boys--Manny,
                                   Moe & Jack in 1989 as Senior Vice President
                                   of Merchandising, eventually becoming
                                   Executive Vice President and Chief Operating
                                   Officer of Pep Boys. Mr. Province's entire
                                   career has been in the automotive service
                                   industry, having previously served as Senior
                                   Vice President of Whitlock and Vice
                                   President of Autozone.

Meetings and Committees of the Board

   The Board of Directors is responsible for the management of Midas. The Board meets on a regular basis to review Midas' operations, strategic and business plans, acquisitions and dispositions, and other significant developments affecting Midas, and to act on matters requiring approval of the Board. The Board also holds special meetings when important matters require Board action between scheduled meetings. Members of senior management are regularly invited to Board meetings to discuss the progress of and future plans relating to their areas of responsibility.

   The Board of Directors met four times in 1998. All directors attended at least 75% of the aggregate number of meetings of the Board and the Committees on which that director served.

   To facilitate independent director review, and to make the most effective use of the directors' time and capabilities, the Board has established an Executive Committee, Audit and Finance Committee and Compensation Committee. None of the members of the Audit and Finance Committee or Compensation Committee is, or has been, an employee of Midas. The following table sets forth the membership of each committee.

                                       Audit and
                             Executive  Finance  Compensation
           Name              Committee Committee  Committee
           ----              --------- --------- ------------
           Herbert M. Baum.                           X
           Thomas L.
            Bindley........      X         X
           Archie R. Dykes.                           X*
           Jarobin Gilbert,
            Jr.............                X*         X
           Wendel H.
            Province.......      X*
           Robert R.
            Schoeberl......      X         X

--------
*Chairperson

   The Executive Committee acts, except as limited by applicable law, in lieu of the full Board and between meetings of the Board. The Committee met three times in 1998.

   The Audit and Finance Committee reviews the audit report of Midas as prepared by its independent auditors, recommends the selection of independent auditors each year and reviews audit and any non-audit fees paid to the independent auditors of Midas. The Committee reviews Midas' internal audit reports and reports its findings and recommendations to the Board for appropriate action. The Committee also supervises the financial affairs of Midas. The Committee met two times in 1998.

   The Compensation Committee is responsible for supervising the compensation policies of Midas, administering employee incentive plans, reviewing officers' salaries, approving significant changes in salaried employee benefits and recommending to the Board such other forms of remuneration as it deems appropriate. The Committee met two times in 1998.

   The Board of Directors is responsible for considering nominations of prospective Board members. The Board will consider nominees recommended by other directors, shareholders and management who present for evaluation by the Board appropriate data with respect to the suggested candidate, provided that nominations by shareholders must be made in accordance with the By-Laws. See "Shareholder Proposals."

Compensation of Directors

   Directors who are not employees of Midas receive an annual retainer of $20,000, plus $1,000 for each meeting of the Board of Directors and $1,000 for each Board Committee meeting attended. The Chairperson of each Board Committee is paid an additional $3,000 annual retainer. In 1998, each of these directors was granted a ten-year option to purchase 1,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option becomes exercisable in equal annual installments on each of the first three anniversaries of the date of grant. In the event of a Change in Control as defined in Midas' Stock Incentive Plan, each option becomes fully exercisable or in certain cases will be cashed out by Midas.

                                  PROPOSAL 2

    APPROVAL OF EXISTING STOCK INCENTIVE PLAN TO MAINTAIN TAX DEDUCTIBILITY

   The Stock Incentive Plan (the "Plan") has been approved and adopted by the Board of Directors as well as Whitman, the former sole shareholder of Midas. The Plan became effective on January 30, 1998 when Whitman distributed (the "Distribution") to its shareholders all of the outstanding shares of Common Stock of Midas. As explained in the next paragraph, we are submitting the Plan to shareholders for approval at the Annual Meeting for the purpose of complying with the shareholder approval requirement of Section 162(m) of the Code. If shareholders do not approve the Plan at the Annual Meeting, Midas may not be able to deduct compensation payable under the Plan because of the deduction limit of Section 162(m). Accordingly, the Board of Directors recommends a vote FOR approval of the Plan. Unless otherwise instructed, the proxy holders will vote any proxies received by them FOR approval of the Plan. Exhibit A to this Proxy Statement contains the complete text of the Plan which is summarized below.

   Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that Midas is allowed each year to deduct for the compensation paid to Midas' chief executive officer and four most highly compensated executive officers other than the chief executive officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors", (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by Midas' shareholders, and (iii) if applicable, the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. The Compensation Committee, which administers the Plan, currently consists solely of "outside directors" for purposes of Section 162(m) of the Code. Although Whitman approved the Plan as Midas' then sole shareholder, regulations under
Section 162(m) require that Midas' public shareholders approve the Plan at the Annual Meeting in order for compensation arising from Options, SARs, Performance Awards and certain Restricted Stock Awards (each as defined below) granted on or after the date of the Annual Meeting to constitute "qualified performance-based compensation." If shareholders approve the Plan at the Annual Meeting, certain compensation under the Plan, such as that payable with respect to Options, SARS and Performance Awards granted after the Annual Meeting, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the Plan, such as any Restricted Stock Award which is not subject to a performance condition to vesting, would be subject to such limit.

   The Plan provides for the grant of stock options (with or without stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards") and performance awards ("Performance Awards"). Stock options may be either options that qualify under Section 422 of the Code ("Incentive Options") or nonqualified stock options ("Nonqualified Options," and together with Incentive Options, "Options"). Incentive Options may not be granted to non-employee directors.

   Eligibility. Options (with or without SARs), Restricted Stock Awards and Performance Awards may be granted only to persons who are officers, other key employees or directors of Midas or any of its subsidiaries within the meaning of Section 424(f) of the Code ("subsidiaries"). As of March 19, 1999, approximately 40 officers, other key employees and directors were eligible to participate in the Plan.

   Administration. Midas' Compensation Committee (the "Committee") administers the Plan. Members of the Committee are appointed by the Board. The Committee presently consists of Messrs. Dykes (Chairperson), Baum and Gilbert, none of whom is an employee of Midas or a subsidiary. Each member of the Committee is currently a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and is an "outside director" within the meaning of Section 162(m) of the Code.

   The Committee has the authority to determine the individuals who receive awards, the time or times when they shall receive them and the number of shares subject to each award, and to make all other determinations necessary or advisable for administering the Plan.

   Available Shares. As of March 19, 1999, 616,612 shares of Common Stock were available under the Plan. The number of available shares is reduced by the number of shares which become subject to awards which may be paid solely in shares or in either shares or cash. To the extent (i) that an outstanding Option expires or terminates unexercised or is canceled or forfeited (other than in connection with the exercise of an SAR for Common Stock) or (ii) that an outstanding Restricted Stock Award or outstanding Performance Award which may be paid solely in shares or in either shares or cash expires or terminates without vesting or is canceled or forfeited or (iii) shares are withheld or delivered to satisfy withholding taxes, then the shares subject to such expired, terminated, unexercised, canceled or forfeited portion of such Option, Restricted Stock Award or Performance Award, or the shares so withheld or delivered, will again be available under the Plan. In the event all or a portion of an SAR is exercised, the number of shares subject to the related Option (or portion thereof) will again be available for issuance under the Plan, except to the extent that shares were actually issued upon exercise of the SAR. The maximum number of shares with respect to which options, SARs or Restricted Stock Awards may be granted during any calendar year to any person is 500,000, subject to adjustment as described in the next paragraph.

   In the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares or similar event, the aggregate number and class of shares available under the Plan, and the number and class of shares subject to awards will be appropriately adjusted by the Committee.

   Change in Control. Except as described in the next paragraph, in the event of a "change in control" of Midas, as defined in the Plan, holders of awards are entitled to certain accelerated cash payments. Holders have the right at any time after a change in control to exercise their Options and will receive from Midas an amount in cash equal to the difference between the fair market value of the shares covered by such Options on the date of the change in control and the exercise price. Holders of Restricted Stock Awards will receive from Midas an amount in cash equal to the fair market value on the date of the change in control of the Common Stock covered by such Awards. Holders of Performance Awards for which the applicable Performance Period (as defined below) has not expired will receive from Midas a pro rated amount in cash. Holders of Performance Awards which have been earned but not yet paid are entitled to receive an amount in cash equal to the value of the Performance Awards.

   Notwithstanding the prior paragraph, in the event of a change in control involving a reorganization, merger or consolidation of Midas or other disposition of all or substantially all of the assets of Midas or a liquidation or dissolution of Midas, and in connection with which the holders of Common Stock receive publicly traded shares of common stock: (i) each Option and SAR will be exercisable in full; (ii) the Restriction Period (as defined below) applicable to any Restricted Stock Award will lapse and any other restrictions, terms or conditions will lapse and/or be deemed to be satisfied at the maximum value or level; (iii) the performance measures applicable to any Performance Award will be deemed to be satisfied at the maximum value and (iv) there will be substituted for each share of Common Stock remaining available under the Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock is converted pursuant to such change in control. In the event of any such substitution, the purchase price per share in the case of any award will be appropriately adjusted by the Committee.

   Amendments; Duration. The Board has the power to amend the Plan at any time, except that shareholder approval is required to increase the maximum number of shares available under the Plan or effect any change inconsistent with Section 422 of the Code. The Plan may be terminated at any time by the Board, except with respect to any awards then outstanding.

   Stock Options. The Committee may grant Incentive Options and Nonqualified Options (with or without SARs) to eligible officers, key employees or directors. An Incentive Option may not be granted to any person who is not an employee of Midas or any parent or subsidiary.

   The purchase price per share under each Option is determined by the Committee, except that the purchase price per share upon exercise of an Incentive Option may not be less than 100% of the fair market value of the

Common Stock at the time of grant. The period during which an Option may be exercised is determined by the Committee, except that no Incentive Option may be exercised later than ten years after its date of grant. An Option may be exercised by giving written notice to Midas specifying the number of shares to be purchased. The purchase price may be paid (i) in cash or (ii) by delivery of previously-owned whole shares of Common Stock valued at their fair market value on the date of exercise.

   In general, in the event of the termination of employment or service of a holder of an Option, each Option will be exercisable only to the extent exercisable at the date of such termination and may thereafter be exercised at any time within a period ranging from three months to one year after such termination, and in no event after the date on which such Option would otherwise terminate, except that (i) in the event of termination by reason of retirement, each Nonqualified Option will be fully exercisable at any time up to and including the date on which the Nonqualified Option would otherwise terminate and (ii) that in the event of termination for cause or which is voluntary on the part of the holder without Midas' written consent, each Option will terminate.

   Stock Appreciation Rights. The Committee may grant an SAR (concurrently with the grant of the Option or, in the case of a Nonqualified Option which is not intended to be qualified performance-based compensation under Section 162(m) of the Code, subsequent to such grant) to any person who is granted an Option. SARs enable the holder to receive, in exchange for the surrender of the portion of any Option that is exercisable on the date of such request, shares of Common Stock, cash or a combination thereof, in the discretion of the Committee, having an aggregate fair market value equal to the excess of the fair market value of one share of Common Stock over the purchase price specified in the Option, multiplied by the number of shares covered by the portion of the Option which is surrendered. An SAR may be exercised (i) by giving written notice to Midas specifying the number of SARs which are being exercised and (ii) by surrendering to Midas any Options which are canceled by reason of the exercise of the SAR.

   Restricted Stock Awards. Restricted Stock Awards are grants of Common Stock, the vesting of which is subject to a restriction period (the "Restriction Period") established by the Committee. During the Restriction Period, Midas retains custody of the shares subject to each grant, but the holder of the Restricted Stock Award has the right (unless otherwise provided in the Restricted Stock Award agreement) to vote such shares and to receive dividends thereon. During the Restriction Period, the holder may not sell, pledge or dispose of the shares.

   A holder of a Restricted Stock Award will forfeit all of the shares subject to the award if (i) the holder breaches a restriction or the terms and conditions established by the Committee or (ii) except as may otherwise be determined by the Committee, the holder fails to remain continuously in the employ or service of Midas or a subsidiary at all times during the Restriction Period.

   Performance Awards. The Plan authorizes the grant of Performance Awards under which a performance period (the "Performance Period") is established by the Committee at the time of grant. Each Performance Award is assigned a maximum value which is contingent upon future performance of Midas or a subsidiary, division or department over the Performance Period. Performance measures are determined by the Committee prior to the beginning of each Performance Period but may be subject to later revisions to reflect significant, unforeseen events or changes as the Committee deems appropriate.

   After a Performance Period, the holder of a Performance Award is entitled to receive payment of an amount, not exceeding the maximum assigned value, based on the achievement of the performance measures, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares or a combination thereof, in lump sum or in installments, and subject to such vesting and other terms and conditions as determined by the Committee. In the case of a Performance Award intended to be qualified performance-based compensation under Section 162(m) of the Code, no payment may be made until the Committee certifies in writing that the performance measures have been achieved.

   A Performance Award will terminate if the holder does not remain continuously in the employ or service of Midas or a subsidiary at all times during the Performance Period, except as may otherwise be determined by the

Committee. In the event that a holder ceases to be an employee or director after the Performance Period but prior to full payment of the Performance Award, payment will be made in accordance with terms established by the Committee. A holder of a Performance Award which is payable in installments of Common Stock may not sell, pledge or dispose of such Common Stock until the installments become due.

   Performance Goals. The vesting or payment of Performance Awards and certain Restricted Stock Awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the Committee at the time of grant. At present, no such awards are outstanding and, accordingly, no performance goals have been designated by the Committee. Performance goals may be one or more of the following: return on equity, sales and revenues, total shareholder return, capitalization, earnings per share, net income, operating income, gross margins, cost containment and reduction, and cash flow measures. If the performance goal or goals applicable to a particular award are satisfied, the amount of compensation would be determined as follows: (i) in the case of a Performance Award, the amount of compensation would equal the fair market value of any shares delivered and the amount of cash paid and (ii) in the case of a Restricted Stock Award that is subject to one or more performance goals, the amount of compensation would equal the number of shares subject to such award multiplied by the value of a share of Common Stock on the date the award vests.

   Federal Tax Consequences. The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan.

   An Option holder will not recognize taxable income at the time an Option is granted and Midas will not be entitled to a tax deduction at such time. An Option holder will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) upon exercise of a Nonqualified Option equal to the excess of the fair market value of the shares purchased over their exercise price, and Midas will be entitled to a corresponding deduction. An Option holder will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an Incentive Option. If the shares acquired by exercise of an Incentive Option are held for the longer of two years from the date the Incentive Option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Midas will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the Option holder will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and Midas will be entitled to a corresponding deduction.

   A holder of SARs will not recognize taxable income at the time SARs are granted and Midas will not be entitled to a tax deduction at such time. Upon exercise, the holder will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Midas. This amount is deductible by Midas.

   A holder of a Restricted Stock Award will not recognize taxable income at the time the award is granted and Midas will not be entitled to a tax deduction at such time, unless the holder makes an election to be taxed at such time. If such election is not made, the holder will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by Midas, except to the extent the deduction limit of Section 162(m) of the Code applies. In addition, a holder receiving dividends with respect to a Restricted Stock Award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee), rather than dividend income, in an amount equal to the dividends paid and Midas will be entitled to a corresponding deduction, except to the extent the deduction limit of Section 162(m) applies.

   A holder of a Performance Award will not recognize taxable income at the time a Performance Award is granted and Midas will not be entitled to a tax deduction at such time. Upon the settlement of a Performance

Award, the holder will recognize compensation taxable as ordinary income (and subject to income tax withholding for an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Midas. This amount is deductible by Midas, except to the extent the deduction limit of Section 162(m) applies.

   The following table shows information regarding Options granted prior to March 20, 1999. As a result of the Distribution (and except for Mr. Moore), all Whitman restricted stock awards and Whitman stock options that were outstanding on January 30, 1998 were canceled and awards of restricted Common Stock and options to purchase Common Stock were granted in substitution of the Whitman awards. Such substitute awards are not reflected in the following table, although Whitman restricted stock awards and Whitman stock options granted during 1996 and 1997 are reflected in the Summary Compensation Table. No determination has been made regarding any specific grants that may be made after the date of this Proxy Statement. On March 19, 1999, the closing sale price of Common Stock for New York Stock Exchange Composite Transactions was $34.375 per share.

                             Stock Incentive Plan

                                                                        Number
                                                                Dollar    of
Name and Position                                              Value($)  Units
-----------------                                              -------- -------
Wendel H. Province, Chairman and CEO..........................  --(a)   423,636
R. Lee Barclay, Executive Vice President and Chief Financial
 Officer......................................................  --(a)    61,364
James D. Hamrick, Senior Vice President--Merchandising........  --(a)    88,182
Terrence E. Reynolds, Senior Vice President and General
 Manager--U.S. Operations.....................................  --(a)    10,000
John A. Warzecha, Senior Vice President and General Manager--
 Midas U.S. ..................................................  --(a)    38,182
John R. Moore, Former President and CEO.......................  --        --
All Executive Officers as a Group (11 persons)................  --(a)   916,565
All Non-Employee Directors as a Group (5 persons).............  --(a)     5,000
All Employees as a Group
 (excluding Executive Officers)(10 persons)...................  --(a)   117,500

--------
(a) The exercise price per share equals the fair market value of a share of Common Stock on the date of grant. The general terms of each option are described above under "Election of Directors--Compensation of Directors" and "Executive Compensation and Other Information--Option Grants in Fiscal 1998."

   The Board of Directors recommends a vote FOR approval of the Plan.

                                  PROPOSAL 3
                      APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed KPMG LLP, independent public accountants, as the independent auditors of Midas for the fiscal year ending January 1, 2000. KPMG LLP has been the independent auditors of Midas for more than 20 years. We expect that a representative of KPMG LLP will attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

   The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending January 1, 2000.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table sets forth the beneficial ownership of the Common Stock on March 19, 1999 by each director of Midas, by each executive officer who is named in the Summary Compensation Table and by all directors and executive officers of Midas as a group. The table also sets forth the beneficial ownership of the Common Stock on December 31, 1998 by each person known by Midas to be the beneficial owner of more than 5% of the Common Stock. Each of the following persons has sole voting and investment power with respect to the shares of Common Stock shown unless otherwise indicated.

                                    Amount and Nature of   Percent
        Name                      Beneficial Ownership (a) of Class
        ----                      ------------------------ --------
        Herbert M. Baum..........            1,353              *
        Thomas L. Bindley........            9,915              *
        Archie R. Dykes..........              941              *
        Jarobin Gilbert, Jr......              138              *
        Wendel H. Province.......          201,263            1.2%
        Robert R. Schoeberl......                0              *
        R. Lee Barclay...........          148,406              *
        James D. Hamrick.........           34,849              *
        Terrence E. Reynolds.....           60,797              *
        John A. Warzecha.........           70,390              *
        John R. Moore............           44,427              *
        All Directors and
         Executive
         Officers as a Group (16
         persons)................          783,994(b)         4.6
        Southeastern Asset
         Management, Inc.
         6410 Poplar Avenue
         Suite #900
         Memphis, TN 38119.......        2,534,892(c)        14.8
        Capital Research and
         Management Company
         333 South Hope Street
         Los Angeles, CA 90071...        1,125,700(d)         6.6

--------
*  Less than 1%.
(a) Includes shares which the named director or executive officer has the right to acquire within 60 days after March 19, 1999 through the exercise of stock options as follows: Mr. Province, 83,333 shares; Mr. Barclay, 98,683 shares; Mr. Hamrick, 16,667 shares; Mr. Reynolds, 51,661 shares; and Mr. Warzecha, 41,692 shares.
(b) The number of shares shown as beneficially owned include 387,305 shares which the directors and executive officers have the right to acquire within 60 days after March 19, 1999 through the exercise of stock options, 12,029 shares subject to possible forfeiture under outstanding restricted stock awards, and 52,583 shares representing the vested beneficial interest of such persons under Midas' Retirement Savings Plan.
(c) Based upon Amendment No. 1 to Schedule 13G furnished to Midas, Southeastern Asset Management, Inc., an investment adviser registered under the Investment Advisers Act of 1940 ("Southeastern"), (i) shares voting power as to all reported shares except that it has sole voting power as to 198,826 shares and no voting power as to 2,666 shares and (ii) shares dispositive power as to all reported shares except that it has sole dispositive power as to 201,492 shares. The Amendment No. 1 to Schedule 13G was furnished jointly by Southeastern, Longleaf Partners Small-Cap Fund, an investment company registered under the Investment Company Act, and Mr. O. Mason Hawkins, Chairman of the Board and CEO of Southeastern.
(d) Based upon a Schedule 13G furnished to Midas, Capital Research and Management Company, an investment adviser registered under the Investment Advisers Act of 1940 ("CRMC"), has sole dispositive power as to all reported shares and does not have any voting power as to reported shares. The Schedule 13G was furnished jointly by CRMC and SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act ("SWF"). SWF has sole voting power as to 1,097,000 shares and does not have any dispositive power as to reported shares.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of Midas and persons who own more than ten percent of the Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership and reports of changes in ownership of Common Stock. Such directors, officers and ten percent shareholders are required to furnish to Midas copies of all Section 16(a) reports that they file.

   To Midas' knowledge, based solely on a review of the copies of such reports furnished to Midas and written representations that no other reports were required during the fiscal year ended December 26, 1998, its directors, executive officers (except that Bruce Hutchison did not file a timely Form 3) and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following table shows annual and long-term compensation for Midas' Chief Executive Officer, the four other most highly compensated executive officers of Midas serving at the end of fiscal 1998 and the former Chief Executive Officer of Midas. On January 30, 1998, Midas was spun-off (the "Distribution") from Whitman Corporation ("Whitman") and became an independent, publicly held company. References to restricted stock and stock options for 1996 and 1997 relate to awards under Whitman's Stock Incentive Plan.

Summary Compensation Table

                                                                        Long-Term Compensation
                                        Annual Compensation                    Awards(a)
                             ----------------------------------------- -------------------------
                                                                        Restricted                All Other
                             Fiscal                     Other Annual      Stock     Options/SARs Compensation
Name and Principal Position   Year  Salary($) Bonus($) Compensation($) Awards($)(b)     (#)         ($)(c)
---------------------------  ------ --------- -------- --------------- ------------ ------------ ------------
Wendel H. Province
Chairman and CEO              1998   500,000  800,000      264,374(d)        --       423,636       26,250

R. Lee Barclay                1998   254,000  190,500        7,402           --        61,364       17,700
Executive Vice President      1997   247,500   41,000       12,605       129,500       30,000       37,365
and Chief Financial Officer   1996   237,750   41,000        8,193       161,600       32,000       41,806

James D. Hamrick
Senior Vice President--
Merchandising                 1998   175,000  105,016      183,560(e)        --        88,182       10,500
Terrence E. Reynolds
Senior Vice President         1998   233,000  100,714        3,587           --        10,000       15,900
and General Manager--         1997   224,822   32,000        8,193        90,188       17,000       23,151
U.S. Operations               1996   210,000   24,000        8,193       111,100       18,700       26,907

John A. Warzecha              1998   205,000   93,224        1,168           --        38,182       14,280
Senior Vice President         1997   195,860   33,000        8,193        90,188       17,000       19,998
and General Manager-- Midas   1996   178,875   27,000        8,193       111,100       18,700       23,259
U.S.

John R. Moore                 1998    31,250      --         3,424           --           --       300,000
Former President              1997   366,000   86,000       16,442       254,375       48,100       35,345
and CEO (f)                   1996   352,000  100,000       16,182       315,625       53,000       43,976

--------
(a) As a result of the Distribution, all Whitman restricted stock awards and Whitman stock options, including all restricted stock awards and stock options for 1996 and 1997, that were outstanding on January 30, 1998 (except those held by Mr. Moore) were canceled and awards of restricted Common Stock and options to purchase Common Stock were granted in substitution of the Whitman awards. These substitute awards are not reflected as compensation during 1998 in either the Summary Compensation Table or under "Option Grants in Fiscal 1998."

(b) The number of shares of restricted Common Stock and their market value held by Messrs. Province, Barclay, Hamrick, Reynolds, Warzecha and Moore at December 26, 1998, was as follows: Mr. Province, 0 shares; Mr. Barclay, 5,847 shares ($186,739); Mr. Hamrick, 0 shares; Mr. Reynolds, 4,054 shares ($129,475); Mr. Warzecha, 4,054 shares ($129,475); and Mr. Moore, 0 shares. Restricted shares vest ratably over a period of three years. Dividend equivalents are paid on restricted stock at the times and in the same amount as dividends paid to all shareholders.
(c) The amounts shown for All Other Compensation in 1998 are company matching contributions under defined contribution plans. The total for Mr. Moore includes only consulting fees paid under an agreement with Midas that expired on January 31, 1999.
(d) Includes $84,886 for relocation expenses in connection with Mr. Province's commencement of employment and $60,000 for a club membership pursuant to Mr. Province's offer of employment.
(e) Includes $116,870 for relocation expenses in connection with Mr. Hamrick's commencement of employment.
(f) Mr. Moore retired on January 31, 1998.

Option Grants in Fiscal 1998

   The following table shows, for each of the executive officers named in the Summary Compensation Table, options to purchase Common Stock granted during fiscal 1998 under Midas' Stock Incentive Plan. No stock appreciation rights were granted during 1998.

                                                                         Potential Realizable
                                                                        Value at Assumed Annual
                         Number of    % of Total                         Rates of Stock Price
                         Securities    Options                          Appreciation for Option
                         Underlying   Granted to                               Term (d)
                          Options     Employees   Exercise   Expiration ------------------------
Name                     Granted(#)    in 1998   Price($/Sh)    Date      5% ($)      10% ($)
----                     ----------   ---------- ----------- ---------- ----------- ------------
Wendel H. Province......  250,000(a)     24.2       16.25     1/30/08     2,555,000   6,475,000
                           60,000(b)      5.8       22.00     9/17/08       830,400   2,103,600
                          113,636(c)     11.0       22.00     9/17/99       125,000     249,999

R. Lee Barclay..........   25,000(b)      2.4       22.00     9/17/08       346,000     876,500
                           36,364(c)      3.5       22.00     9/17/99        40,000      80,001

James D. Hamrick........   50,000(a)      4.8       17.50     3/02/08       550,500   1,394,500
                           20,000(b)      1.9       22.00     9/17/08       276,800     701,200
                           18,182(c)      1.8       22.00     9/17/99       251,639     637,461

Terrence E. Reynolds....   10,000(b)      1.0       22.00     9/17/08       138,400     350,600

John A. Warzecha........   20,000(b)      1.9       22.00     9/17/08       276,800     701,200
                           18,182(c)      1.8       22.00     9/17/99        20,000      40,000

John R. Moore...........      --          --          --          --            --          --

--------
(a) Option granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Option becomes exercisable in equal annual installments on each of the first three anniversaries of the date of grant. In the event of a change in control as defined in Midas' Stock Incentive Plan, option becomes fully exercisable or in certain cases will be cashed out by Midas.
(b) Option granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Option becomes exercisable in equal annual installments on each of the first five anniversaries of the date of grant. In the event of a change in control as defined in Midas' Stock Incentive Plan, option becomes fully exercisable or in certain cases will be cashed out by Midas.
(c) As described in the Report on Executive Compensation, a special one-time option to purchase restricted stock was granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Option became exercisable and was exercised on March 17, 1999.

(d) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the price of Common Stock. The calculations were based on the exercise price per share and the term of the options.

Option Exercises in Fiscal 1998 and Fiscal Year-End Option Values

   The following table shows information with respect to the executive officers named in the Summary Compensation Table regarding the exercise of options to purchase Common Stock during fiscal 1998 and unexercised options held as of December 26, 1998.

                                                        Number of Securities
                                                             Underlying           Value of Unexercised
                                                         Unexercised Options          In-the-Money
                                                               Held at                 Options at
                            Shares                        December 26, 1998         December 26, 1998
                         Acquired on       Value                 (#)                     ($)(a)
Name                     Exercise (#) Realized ($)(a) Exercisable/Unexercisable Exercisable/Unexercisable
----                     ------------ --------------- ------------------------- -------------------------
Wendel H. Province......     --             --                  0/423,636                  0/5,647,383
R. Lee Barclay..........     --             --             65,627/110,414          1,148,390/1,445,101
James D. Hamrick........     --             --                  0/ 88,182                  0/1,101,309
Terrence E. Reynolds....     --             --             32,628/ 38,097            554,465/  577,576
John A. Warzecha........     --             --             22,659/ 66,279            393,844/  857,635
John R. Moore...........     --             --                 --/--                      --/--

--------

(a) Based on the closing price of the Common Stock ($31.9375) on December 24, 1998, as reported for New York Stock Exchange Composite Transactions.

Pension Plans

   Midas maintains qualified, defined benefit pension plans and nonqualified retirement plans paying benefits in optional forms elected by the employee based upon percentage multipliers which are applied to covered compensation and credited service. The benefit formula provides a normal retirement benefit of 1% of covered compensation for each year of credited service (excluding 1989-1991), up to a maximum of 20 years. The benefit formula also includes special minimum benefits based on credited service accrued through December 31, 1988, and covered compensation at retirement.

   The following table reflects future benefits, payable as life annuities upon retirement, in terms of a range of amounts determined under the benefit formula mentioned above, at representative periods of credited service. For Messrs. Barclay, Reynolds and Warzecha the annual benefit will be reduced by $26,880, $7,692 and $9,180, respectively, to reflect a lump sum payment in 1998 of the present value of their then accrued benefit under the nonqualified portion of the pension plan.

                            Projected Annual Pension

                                               Years of Credited Service (b)
        Covered                              ----------------------------------
      Compensation                                                        20
          (a)                                   5       10       15    or more
      ------------                           ------- -------- -------- --------
      $  300,000............................ $15,000 $ 30,000 $ 45,000 $ 60,000
         400,000............................  20,000   40,000   60,000   80,000
         500,000............................  25,000   50,000   75,000  100,000
         600,000............................  30,000   60,000   90,000  120,000
         700,000............................  35,000   70,000  105,000  140,000
         800,000............................  40,000   80,000  120,000  160,000
         900,000............................  45,000   90,000  135,000  180,000
       1,000,000............................  50,000  100,000  150,000  200,000
       1,100,000............................  55,000  110,000  165,000  220,000
       1,200,000............................  60,000  120,000  180,000  240,000

--------
(a) Covered compensation includes salary and bonus, as shown in the Summary Compensation Table, averaged over the five consecutive years in which such compensation is the highest.
(b) As of December 31, 1998, Messrs. Province, Barclay, Hamrick, Reynolds and Warzecha had 1, 18, 1, 10 and 20 years of credited service.

   Mr. Moore retired on January 31, 1998. His annual benefit payable from the Midas Pension Plan for Salaried Employees is $75,509 in the form of a 100% joint and survivor benefit. Such benefit is not subject to deduction for social security or other offset amounts. Mr. Moore also received a lump sum distribution from the Executive Retirement Plan (non-qualified plan) in the amount of $377,194, representing the equivalent of a straight life annual benefit of $30,775.

Termination Benefits

   Midas has entered into Change in Control Agreements (the "Change in Control Agreements"), with Messrs. Province, Barclay, Hamrick, Reynolds, Warzecha and certain other officers. The Change in Control Agreements were a result of a determination by the Board that it was important and in the best interests of Midas and its shareholders to ensure that, in the event of a possible change in control of Midas, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such possible change in control.

   For purposes of the Change in Control Agreements, a "change in control" includes (i) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Midas' assets, other than a transaction in which the beneficial owners of the Common Stock prior to the transaction own at least two-thirds of the voting securities of the corporation resulting from such transaction, no person owns 25% or more of the voting securities of the corporation resulting from such transaction and the members of the Midas Board constitute at least a majority of the members of the board of directors of the corporation resulting from such transaction, (ii) the consummation of a plan of complete liquidation or dissolution of Midas, (iii) the acquisition by any person or group of 25% or more of Midas' voting securities, or (iv) persons who are directors of Midas on January 30, 1998 (or their successors as approved by a majority of the members of the Midas Board) cease to constitute a majority of the Midas Board.

   Benefits are payable under the Change in Control Agreements only if a change in control has occurred and within three years thereafter the officer's employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other changes. The principal benefits to be provided to officers under the Change in Control Agreements are (i) a lump sum payment equal to three years' compensation (base salary and incentive compensation), and (ii) continued participation in Midas' employee benefit programs or equivalent benefits for three years following termination. The Change in Control Agreements provide that, if separation payments thereunder, either alone or together with payments under any other plan of Midas, would constitute a "parachute payment" as defined in the Internal Revenue Code (the "Code") and subject the officer to the excise tax imposed by Section 4999 of the Code, Midas will pay such tax and any taxes on such payment.

   The Change in Control Agreements are not employment agreements, and do not impair the right of Midas to terminate the employment of the officer with or without cause prior to a change in control, or, absent a potential or pending change in control, the right of the officer to voluntarily terminate his employment.

Agreement with Retired Executive Officer

   Midas entered into a one-year consulting agreement with Mr. Moore that expired on January 31, 1999. Mr. Moore was paid consulting fees of $300,000 and the Company paid $3,424 in medical premiums during fiscal 1998, as reflected in the Summary Compensation Table.

Report on Executive Compensation

   The Compensation Committee (the "Committee") is comprised of three independent directors of the Company. The Committee approves the compensation for the executive officers of the Company named in the Summary Compensation Table and other executive officers of the Company, except that the Committee reviews and recommends to the Board of Directors for its approval the compensation of Mr. Province. The Committee's responsibilities include authorizing all salary increases for executive officers and direct reports to the Chief Executive Officer, approving the formula, performance goals and awards under the Annual Incentive Compensation Plan and the Stock Incentive Plan, and reviewing salary policy for all of the company's salaried employees.

   Actual and potential awards under the Company's programs and plans as well as performance criteria vary in proportion to each executive officer's accountability and responsibility for the performance of the Company with respect to policy making and execution. The Company's salary policies and executive compensation plans are expressly constituted to encourage and reinforce individual and collective performance leading to increased shareholder value. The Company's programs also seek to align short and long-term executive compensation opportunities with the interests of shareholders. The short-term incentive plan focuses on continuous improvement in annual financial performance. The long-term program is designed to reward creation of shareholder value through stock appreciation and dividend growth.

   The Committee, with the assistance of independent outside compensation consultants, recently assessed the consistency of the Company's executive compensation programs with the Committee's guidelines, the Company's business strategy and general market practices. The consultant's review, which was issued to the Committee in September 1998, was based on a competitive analysis of the Company's compensation practices to a comparison group of domestic companies of similar size and engaged in similar lines of business. While not identical to the peer group of companies used in the Performance Graph contained in this Proxy Statement, this comparator group includes Pep Boys and Autozone, both companies that compete for similar executive talent. The compensation practices were also benchmarked against a much larger database of companies in order to provide a broader representation of companies from which the Company competes for executive talent. The consultant concluded that the executive compensation program was consistent with the Committee's policy on executive compensation set forth below. For the 1998 fiscal year, executive compensation was comprised of base salary, bonus compensation under the Company's Annual Incentive Plan and stock options under the Stock Incentive Plan.

Base Salary

   Base salary ranges for executive officers, as well as all salaried employees of Midas, are determined pursuant to a widely-used job evaluation system, which the Company has had in place for some time. However, salary ranges are not based exclusively on a formula; rather, the salary ranges are derived from each position's required skills and responsibilities as compared to the average salary level of like positions within comparable companies provided through various relevant databases generated by outside compensation consultants. For the named executive officers, the databases included the group of comparator companies referenced above.

   While the Company generally targets executive base salaries at the market median (the 50th percentile) to establish the relevant salary ranges, the Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, involving, among other things, individual performance, experience and longer term potential. The Committee approves salary actions for approximately 30 key executive positions.

   The performance of each executive officer is typically evaluated annually following the close of the fiscal year so each executive's performance can be assessed within the context of the Company's financial performance for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive's management skills and experiences, and the individual contribution to the performance and profitability of the Company.

CEO Compensation

   Mr. Province's salary was established pursuant to an offer of employment just prior to the spin-off of the Company from Whitman Corporation in January 1998, and was consistent with what was deemed necessary and appropriate for a proven executive to assume the position of Chairman and Chief Executive Officer of the Company.

Annual Incentives

   The executive officers named in the Summary Compensation Table, together with approximately twenty-five additional executives participate in the Annual Incentive Plan. The Annual Incentive Plan is administered by the Committee. The Committee has the power to extend, amend or terminate the Annual Incentive Plan and to approve or modify the incentive formula, performance measures and/or the target and actual awards. Target amounts payable under the Annual Incentive Plan are proportionate to each participant's accountability for the business plans of the Company and are expressed as a percentage of base salary. The amount of incentive compensation for any participant in the Annual Incentive Plan is first dependent on funding the incentive pool based on achievement of budgeted financial results by the Company. Actual incentive award payouts in relationship to the target incentive are attributable to pre-established financial and individual performance objectives. The 1998 incentive compensation earned by Mr. Province was based on a combination of the plan funding formula and discretionary determination by the Committee reflecting the fact that the Company had substantially surpassed its objectives for the year.

Stock-Based Long-Term Incentives

   The Company directly aligns the interests of management with those of its shareholders through the Stock Incentive Plan and through the periodic grant of stock options to its executives. General stock option grant guidelines have been established based on competitive practices of similarly situated general industry and other specialty retail companies, the executive's position, and the ability to influence longer-term operating performance. In making grants of stock options, the Committee considers the performance of the Company since the last grant, the level of stock options previously granted to the executive, and the performance of the executive.

   The Company's Stock Incentive Plan provides for the grant of non-qualified and incentive stock options at exercise prices equal to the closing market price on the date of grant. On September 17, 1998, the Committee approved a grant of options to purchase shares for Messrs. Province (60,000 shares), Barclay (25,000 shares), Warzecha (20,000 shares), Hamrick (20,000 shares) and Reynolds (10,000 shares). Options granted to the Chief Executive Officer and the other executives are generally exercisable for ten years, absent earlier termination of employment. Outstanding options granted to executives prior to September 17, 1998 provide for deferred vesting over three years and all options granted on or after September 17, 1998 provide for deferred vesting over five years to encourage retention of executives. The Stock Incentive Plan provides executives of the Company with a significant interest in the creation of shareholder value through long-term growth of the price of the Company's Common Stock.

   To support the Company's executive share ownership philosophy, and promote actual ownership by the executive officers to further align their interests with those of shareholders, the Committee recommended and approved on September 17, 1998 a special one-time option to facilitate the purchase of restricted stock under an Executive Stock Ownership Program. In this regard, the Company agreed to lend certain officers funds sufficient to exercise this option and purchase restricted stock. These options have been exercised with the Company lending the purchase price. Such loans provide for full recourse in the event of default. The restrictions on the stock lapse after three years and the loan must be paid in full within twelve months following the lapse in the restrictions on the stock.

   The Committee's current policy is that compensation payable to the Company's named executive officers should generally meet the conditions required for full deductibility under Section 162(m) of the Internal Revenue Code. However, tax deductibility is only one criterion the Committee considers when establishing compensation programs and strategy. The Stock Incentive Plan is structured with the intention that compensation payable pursuant to this plan would qualify as "performance based" compensation which is not subject to the $1 million deductibility limit under Section 162(m).

   This report is submitted by the Compensation Committee:

                                          Archie R. Dykes, Chairman
                                          Herbert M. Baum
                                          Jarobin Gilbert, Jr.

Performance Graph

   The following performance graph compares Midas' cumulative total shareholder return on the Common Stock from January 30, 1998 (the date of the Distribution) to December 26, 1998 with the cumulative total return of Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Retail Specialty Index ("Peer Group"), neither of which includes Midas. The companies in the Peer Group include AutoZone Inc., Pep Boys, Staples Inc., Toys R Us Holding Cos. and Venator Group Inc. These comparisons assume an initial investment of $100 and the reinvestment of dividends.


                       [PERFORMANCE GRAPH APPEARS HERE]


              1/30/98 3/28/98 6/27/98 9/26/98 12/26/98
------------------------------------------------------
  Midas       100.00  125.29  128.79  147.86   198.83
------------------------------------------------------
  S&P 500     100.00  111.75  115.60  106.58   125.09
------------------------------------------------------
  Peer Group  100.00  115.61   96.31   66.12    86.55

                             CERTAIN TRANSACTIONS

Distribution and Indemnity Agreement

   Midas entered into a Distribution and Indemnity Agreement with Whitman providing for, among other things, the principal corporate transactions required to effect the Distribution and certain other agreements governing the relationship between Midas and Whitman with respect to or as a result of the Distribution. In January 1998, as part of the Distribution, Midas paid Whitman $72.4 million to settle intercompany loans and advances and a $137.6 million cash dividend. In 1998, Midas also paid $1.1 million to Whitman as Midas' allocation from Whitman of Whitman's expenses to its operating subsidiaries and $0.5 million to Whitman as interest on loans and advances from Whitman.

   The Distribution Agreement also provides that (i) Whitman will indemnify Midas against any liabilities arising out of the businesses conducted or to be conducted by Whitman or any subsidiary of Whitman and any previously-owned division, subsidiary or affiliate of Whitman (other than Midas); and (ii) Midas will indemnify Whitman against any liabilities arising out of businesses conducted or to be conducted by Midas or any subsidiary of Midas and any previously-owned division, subsidiary or affiliate of Midas; provided, however, that neither Midas nor Whitman will have any liability to each other for taxes except as provided in the Tax Sharing Agreement. The indemnities will be limited to the extent that the indemnitee receives insurance proceeds or a tax benefit with respect to the claimed loss.

   The Distribution Agreement provides that, except as otherwise set forth therein or in the Tax Sharing Agreement, all costs and expenses arising on or prior to January 30, 1998 in connection with the Distribution will be paid by Whitman, other than (i) costs related to Midas' new financing arrangements, to the listing of Midas' Common Stock on the New York Stock Exchange and to printing new stock certificates, (ii) fees of rating agencies for rating Midas' securities, (iii) one-third of the legal fees for the Distribution,
(iv) the accounting and audit fees related to the Distribution, (v) fees of outside consultants retained by Midas and (vi) one-third of the cost of printing and distributing Midas' Registration Statement on Form 10. Midas paid $823,441 to Whitman in reimbursement of costs and expenses payable by Midas pursuant to the Distribution Agreement.

   In connection with certain employee compensation and benefit matters, the Distribution Agreement provides that, with certain exceptions, Midas and its subsidiaries will be responsible for all liabilities to, or under benefit plans or programs with respect to, any current, former and future employee (and their dependents and beneficiaries) of Midas or any of its subsidiaries prior to, on and after the Distribution.

Tax Sharing Agreement

   Midas will be included in the consolidated U.S. Federal income tax returns of Whitman through and including January 30, 1998. Whitman had previously entered into a Tax Allocation Agreement (the "Tax Allocation Agreement") with Midas International Corporation, a subsidiary of Midas, with respect to U.S. Federal income taxes. The Tax Allocation Agreement provided, among other things, that if Midas International Corporation left the consolidated group, such agreement would terminate and Midas International Corporation would not be entitled to the value of any tax benefits that it may have made available to the Whitman consolidated group while included in such group.

   As part of the Distribution, Midas and Midas International Corporation entered into an agreement with Whitman (the "Tax Sharing Agreement") which replaced the Tax Allocation Agreement. The Tax Sharing Agreement provides that in order to avoid adversely affecting the intended tax consequences of the Distribution, Midas will not (i) cease to engage in an active trade or business within the meaning of the Code, (ii) issue any shares of Midas' stock, except for issuances of stock or stock options which do not, in the aggregate, exceed 20% of the issued and outstanding Common Stock immediately following the Distribution, (iii) purchase any shares of its stock other than through stock purchases permitted by the tax ruling related to the Distribution, (iv) liquidate or merge with any other corporation or transfer substantially all of its assets to any other corporation, or (v) recommend to its shareholders that they agree to an acquisition of their Common Stock by another entity, unless either (a) an opinion is obtained from counsel to Midas which counsel shall be satisfactory to Whitman, or (b) a supplemental ruling is obtained from the Internal Revenue Service to the effect that such act or omission would not adversely affect the U.S. Federal income tax consequences, as set forth in the tax ruling, of the Distribution to any of Whitman, its shareholders or Midas. Midas does not expect that these limitations will significantly inhibit its activities or its ability to respond to unanticipated developments. In addition, the Tax Sharing Agreement provides that, if as a result of any transaction occurring after January 30, 1998 involving either the stock, assets or debt, or any combination thereof, of Midas or any of its subsidiaries, the Distribution fails to qualify as tax-free under Section 355 of the Code, Midas will indemnify Whitman for all taxes, including penalties and interest, incurred by Whitman by reason of the Distribution. The Tax Sharing Agreement further provides that if the Distribution fails to qualify as tax-free under Section 355 of the Code as a result of any transaction occurring on or before January 30, 1998 and involving the stock, assets or debt, or any combination thereof, of Midas or any of its subsidiaries, then Whitman, and not Midas, will be liable for such taxes described above.

   The Tax Sharing Agreement generally provides that Midas will be liable for all Federal, state, local and foreign tax liabilities, including any such liabilities resulting from the audit or other adjustment to previously filed tax returns, which are attributable to Midas' businesses, and that Whitman will be responsible for all such taxes attributable to the businesses retained by Whitman.

Other Transactions

   In connection with Midas' executive stock ownership guidelines, Messrs. Province, Barclay, McEvoy, Warzecha, Hamrick, Hutchison, Sorensen and Klaisle became indebted to Midas solely for the purpose of purchasing shares of Common Stock. Each borrower is an executive officer of Midas and Mr. Province is also Chairman of the Board. Each loan bears interest at 6% per annum and has a four-year term that is accelerated no later than one month after a termination of employment. Midas has agreed to waive interest that accrues while the borrower is employed by Midas. The largest amounts outstanding since the beginning of fiscal year 1998, and the amounts outstanding at March 19, 1999, were $2,479,992 for Mr. Province (113,636 shares); $800,008 for Mr. Barclay (36,364 shares); $800,009 for Mr. McEvoy (35,655 shares); and $400,004 for each of Messrs. Warzecha, Hamrick, Hutchison, Sorensen and Klaisle (18,182 shares each).

                             SHAREHOLDER PROPOSALS

   In order to be considered for inclusion in Midas' proxy materials for the 2000 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary no later than December 3, 1999. In addition, regardless of whether a shareholder proposal is set forth in this Proxy Statement as a matter to be considered by shareholders, Midas' Bylaws establish an advance notice procedure for shareholder proposals to be brought before any annual meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 1999 Annual Meeting may consider a proposal or nomination brought by a shareholder of record on March 19, 1999, who is entitled to vote at the 1999 Annual Meeting and who has given the Corporate Secretary timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 1999 Annual Meeting must have been received by the Corporate Secretary after the close of business on February 6, 1999 and prior to the close of business on February 26, 1999. The Corporate Secretary did not receive notice of any shareholder proposal or nomination relating to the 1999 Annual Meeting. The 2000 Annual Meeting is expected to be held on May 4, 2000. A shareholder proposal or nomination intended to be brought before the 2000 Annual Meeting must be received by the Corporate Secretary after the close of business on February 6, 2000 and prior to the close of business on February 26, 2000. All proposals and nominations should be addressed to Midas, Inc., 225 North Michigan Avenue, Chicago, Illinois 60601, Attention: Corporate Secretary. After July 1, 1999, Midas' address will be 1300 Arlington Heights Road, Itasca, Illinois 60143.

                                    GENERAL

   Midas will bear the entire cost of soliciting proxies for the Annual Meeting. Proxies will be solicited by mail, and may be solicited personally by directors, officers or employees of Midas who will not receive special compensation for such services. Midas will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Common Stock. Midas has also engaged Kissel-Blake to solicit proxies at a cost of approximately $6,500.

   We mailed a copy of Midas' 1998 Annual Report to Shareholders with this Proxy Statement.

   A copy of Midas' 1998 Annual Report on Form 10-K may be obtained without charge upon written request to Midas, Inc., 225 North Michigan Avenue, Chicago, Illinois 60601, Attention: Corporate Secretary. After July 1, 1999, Midas' address will be 1300 Arlington Heights Road, Itasca, Illinois 60143. A reasonable charge will be made for requested exhibits.

                                          By Order of the Board of Directors
                                          Robert H. Sorensen
                                          Corporate Secretary

Chicago, Illinois
March 25, 1999

                                  MIDAS, INC.

                               ----------------

                             STOCK INCENTIVE PLAN
                        (as adopted November 21, 1997)

1.Definitions

   The following definitions shall be applicable throughout this Plan:

    (a) "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provision to such section and any regulations under such section.

    (b) "Committee" shall mean the Committee selected by the Board of Directors as provided in Paragraph 4, consisting of two or more members of the Board of Directors, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

    (c) "Common Stock" shall mean common stock of the Corporation, with par value of $.001 per share.

    (d) "Corporation" shall mean Midas, Inc., a Delaware corporation.

    (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (f) "Holder" shall mean an individual who has been granted an Option, Restricted Stock Award or Performance Award.

    (g) "Option" shall mean any option granted under the Plan for the purchase of Common Stock.

    (h) "Performance Award" shall mean an award granted under the Performance Award provisions of the Plan.

    (i) "Plan" shall mean the Corporation's Stock Incentive Plan, as amended from time to time.

    (j) "Restricted Stock Award" shall mean an award of Common Stock granted under the Restricted Stock Award provisions of the Plan.

    (k) "Retirement" shall mean cessation of active employment or service with the Corporation or a subsidiary pursuant to the Corporation's retirement policies and programs.

    (l) "SAR" shall mean a stock appreciation right which is issued in tandem with, or by reference to, an Option, which entitles the Holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the purchase price specified in such Option, multiplied by the number of shares of Common Stock subject to such Option, or portion thereof, which is surrendered.

2.Purpose

   It is the purpose of the Plan to provide a means through which the Corporation may attract able persons to enter its employ and the employ of its subsidiaries, to serve as directors and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Corporation or its subsidiaries rest, and whose present and potential contributions to the welfare of the Corporation or its subsidiaries are of importance, can acquire and maintain stock ownership. Such persons should thus have a greater than ordinary concern for the welfare of the Corporation and/or its subsidiaries and would be expected to strengthen and maintain a desire to remain in the employ or service of the Corporation or its subsidiaries. It is a further purpose of the Plan to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation. So that the maximum incentive can be provided each participant in the Plan by granting such participant an Option or award best suited to such participant's circumstances, the Plan provides for granting "incentive stock options" (as defined in Section 422 of the Code) and nonqualified stock options (with or without SARs), Restricted Stock Awards and Performance Awards, or any combination of the foregoing.

3.Effective Date and Duration of the Plan

   The Plan is subject to approval by Whitman Corporation ("Whitman"), the sole shareholder of the Corporation, and shall become effective concurrently with the distribution by Whitman to its shareholders of all of the outstanding shares of Common Stock held by Whitman (the "Distribution"). The Plan may be submitted at the 1999 annual meeting of the shareholders of the Corporation for approval in accordance with Section 162(m) of the Code. The Plan shall remain in effect until all Options granted under the Plan have been exercised, all restrictions imposed upon Restricted Stock Awards have been eliminated and all Performance Awards have been satisfied.

4.Administration

   The members of the Committee shall be selected by the Board of Directors to administer the Plan. A majority of the Committee shall constitute a quorum. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options (with or without SARs), Restricted Stock Awards and Performance Awards, the time or times when they shall receive them, whether an "incentive stock option" under Section 422 of the Code or nonqualified option shall be granted, the number of shares to be subject to each Option and Restricted Stock Award and the value of each Performance Award. In making such determinations the Committee shall take into account the nature of the services rendered by each individual, such individual's present and potential contribution to the Corporation's success, and such other factors as the Committee shall deem relevant.

   The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan and, subject to the express provisions of the Plan, to construe the respective Option, Restricted Stock Award and Performance Award agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the terms, restrictions and provisions of the Option, Restricted Stock Award and Performance Award agreements (which need not be identical) including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause certain Options to qualify as "incentive stock options" under Section 422 of the Code, and to make all other determinations necessary or advisable for administering the Plan. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding Options shall become exercisable in part or in full, (ii) all or some of the restrictions applicable to any outstanding Restricted Stock Award shall lapse and (iii) all or a portion of any outstanding Performance Award shall be satisfied. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option, Restricted Stock Award or Performance Award agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on matters referred to in this Paragraph 4 shall be conclusive.

   The Committee shall act by majority action at a meeting, except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee.

5. Grants of Options, Restricted Stock Awards and Performance Awards; Shares Subject to the Plan

   The Committee may from time to time grant both "incentive stock options" under Section 422 of the Code and nonqualified options to purchase shares of Common Stock (with or without SARs), Restricted Stock Awards and Performance Awards to one or more officers, key employees or directors determined by it to be eligible for participation in accordance with the provisions of Paragraph 6 and providing for the issuance of such number of shares and, in the case of Performance Awards, having such value as in the discretion of the Committee may be fitting and proper. Subject to Paragraph 10, not more than 1,000,000 shares of Common Stock may be issued upon exercise of Options or SARs or pursuant to Restricted Stock Awards or Performance Awards granted under the Plan, plus the number of shares of Common Stock issued under Options or Restricted Stock Awards substituted for options to purchase Common Stock or restricted stock awards of Whitman in connection with the Distribution. Performance Awards which may be exercised or paid only in cash shall not affect the number of shares of Common Stock available for issuance under the Plan.

   The Common Stock to be offered under the Plan pursuant to Options, SARs, Restricted Stock Awards and Performance Awards may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation.

   The number of shares of Common Stock available for issuance under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock then subject to outstanding Options, Restricted Stock Awards and outstanding Performance Awards which may be paid solely in shares of Common Stock or in either shares of Common Stock or cash. To the extent (i) that an outstanding Option expires or terminates unexercised or is canceled or forfeited (other than in connection with the exercise of an SAR for Common Stock as set forth in the immediately following sentence) or (ii) that an outstanding Restricted Stock Award or outstanding Performance Award which may be paid solely in shares of Common Stock or in either shares of Common Stock or cash expires or terminates without vesting or is canceled or forfeited or (iii) shares of Common Stock are withheld or delivered pursuant to the provisions on Share Withholding set forth in Paragraph 11(A), then the shares of Common Stock subject to such expired, terminated, unexercised, canceled or forfeited portion of such Option, Restricted Stock Award or Performance Award, or the shares of Common Stock so withheld or delivered, shall again be available for issuance under the Plan. In the event all or a portion of an SAR is exercised, the number of shares of Common Stock subject to the related Option (or portion thereof) shall again be available for issuance under the Plan, except to the extent that shares of Common Stock were actually issued upon exercise of the SAR.

   To the extent necessary for an award hereunder to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which Options, SARs or Restricted Stock Awards or a combination thereof may be granted during any calendar year to any person shall be 200,000, subject to adjustment as provided in Paragraph 10. Grants of Options, Restricted Stock Awards or Performance Awards that are canceled shall count toward the maximum stated in the preceding sentence.

6. Eligibility

   Options, Restricted Stock Awards and Performance Awards may be granted only to persons who, at the time of the grant or award, are officers, other key employees or directors of the Corporation or any of its present and future subsidiaries within the meaning of Section 424(f) of the Code (herein called subsidiaries). Options, Restricted Stock Awards or Performance Awards, or any combination thereof, may be granted on more than one occasion to the same person. A person who has received or is eligible to receive options to purchase stock of any subsidiary of the Corporation or incentive awards from any subsidiary of the Corporation will not, by reason thereof, be ineligible to receive Options, Restricted Stock Awards or Performance Awards under the Plan unless prohibited by the plan of such subsidiary.

   Nothing in the Plan or any Option, Restricted Stock Award or Performance Award agreement shall be construed to constitute or be evidence of an agreement or understanding, expressed or implied, on the part of the Corporation or its subsidiaries to employ any person for any specific period of time.

7. Options and SARs

   (A) Number of Shares. The Committee may, in its discretion, grant Options to such eligible persons as may be selected by the Committee. With respect to each Option, the Committee shall determine the number of shares subject to the Option and the manner and the time of exercise of such Option. The Committee shall make such other determinations which in its discretion appear to be fitting and proper.

   (B) Stock Option Agreement. Each Option shall be evidenced by a stock option agreement in such form containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify certain Options as "incentive stock options" under Section 422 of the Code. An incentive stock option may not be granted to any person who is not an employee of the Corporation or any parent or subsidiary (as defined in Section 424 of the Code). Each incentive stock option shall be granted within ten years of the earlier of the date the Plan is adopted by the Corporation's Board of Directors and the date the Plan is approved by Whitman as the sole shareholder of the Corporation. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which Options designated as incentive stock options are exercisable for the first time by a person during any calendar year exceeds the amount (currently $100,000) established by the Code, such Options shall be deemed to be non-qualified stock options.

   (C) Option Price and Term of Option. The purchase price per share of the Common Stock under each Option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an incentive stock option shall not be less than 100% of the fair market value of the Common Stock at the date such Option is granted; provided, further, that if an incentive stock option shall be granted to any person who, at the time such Option is granted, owns capital stock of the Corporation possessing more than ten percent of the total combined voting power of all classes of capital stock of the Corporation (or of any parent or subsidiary of the Corporation) (a "Ten Percent Holder"), such purchase price shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.

   The period during which an Option may be exercised shall be determined by the Committee; provided, however, that no incentive stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

   (D) Payment. An Option may be exercised by giving written notice to the Corporation specifying the number of shares of Common Stock to be purchased and accompanied by payment of the purchase price in full (or arrangement made for such payment to the Corporation's satisfaction). As determined by the Committee at the time of grant of an Option and set forth in the agreement evidencing the Option, the purchase price may be paid (a) in cash or (b) by delivery (either actual delivery or by attestation procedures established by the Corporation) of previously-owned whole shares of Common Stock (for which the holder has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market) valued at their fair market value on the date of exercise. If applicable, a person exercising an Option shall surrender to the Corporation any SARs which are canceled by reason of the exercise of such Option.

   (E) Termination of Employment or Service or Death of Holder. In the event of any termination of the employment or service of a Holder with the Corporation or one of its subsidiaries, other than by reason of death or, in the case of a Holder of a nonqualified option, Retirement, the Holder may (unless otherwise provided in the Option agreement) exercise each Option held by such Holder at any time within three months (or one year if the Holder is permanently and totally disabled within the meaning of Section 22(e)(3) of the
Code) after such termination of employment or service, but only if and to the extent such Option is exercisable at the date of such termination of employment or service, and in no event after the date on which such Option would otherwise terminate; provided, however, that if such termination of employment or service is for cause or voluntary on the part of the Holder without the written consent of the Corporation, any Option held by such Holder under the Plan shall terminate unless otherwise provided in the Option agreement.

   In the event of the termination of employment or service of a Holder of a nonqualified option by reason of Retirement, then each nonqualified option held by the Holder shall be fully exercisable, and, subject to the following paragraph, such nonqualified option shall be exercisable by the Holder at any time up to and including (but not after) the date on which the nonqualified option would otherwise terminate (unless otherwise provided in the Option Agreement).

   In the event of the death of a Holder (i) while employed by or providing service to the Corporation or one of its subsidiaries or after Retirement,
(ii) within three months after termination of the Holder's employment, other than a termination by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code, or (iii) within one year after termination of the Holder's employment by reason of such disability, then each Option held by such Holder may be exercised by the legatees of the Holder under his last will, or by his personal representatives or distributees, at any time within a period of nine months after the Holder's death, but only if and to the extent such Option is exercisable at the date of death (unless death occurs while the Holder is employed by or providing service to the Corporation or one of its subsidiaries, in which case each Option held by the Holder shall be fully exercisable), and in no event after the date on which such Option would otherwise terminate.

   (F) Privileges of the Holder as Shareholder. The Holder shall be entitled to all the privileges and rights of a shareholder with respect only to such shares of Common Stock as have been actually purchased under the Option and registered in the Holder's name.

   (G) SARs. The Committee may, in its sole discretion, grant an SAR (concurrently with the grant of the Option or, in the case of a nonqualified option which is not intended to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, subsequent to such grant) to any Holder of any Option granted under the Plan (or such Holder's legatees, personal representatives or distributees then entitled to exercise such Option). An SAR may be exercised (i) by giving written notice to the Corporation specifying the number of SARs which are being exercised and (ii) by surrendering to the Corporation any Options which are canceled by reason of the exercise of the SAR. An SAR shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee. No fractional share shall be issued upon the exercise of any SAR.

   (H) Non-Transferability. Unless otherwise specified in the agreement evidencing an Option or SAR, no Option or SAR hereunder shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation. Except to the extent permitted by the foregoing sentence, each Option or SAR may be exercised during the Holder's lifetime only by the Holder or the Holder's legal representative or similar person. Except as permitted by the second preceding sentence, no Option or SAR hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Option or SAR hereunder, such Option or SAR and all rights thereunder shall immediately become null and void.

8. Restricted Stock Awards

   (A) Restriction Period to Be Established by the Committee. At the time of the making of a Restricted Stock Award, the Committee shall establish a period of time (the "Restriction Period") applicable to such award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee.

   (B) Other Terms and Conditions. Common Stock, when awarded pursuant to a Restricted Stock Award, shall be represented by a stock certificate or book-entry credits registered in the name of the Holder who receives the Restricted Stock Award or a nominee for the benefit of the Holder. The Holder shall have the right to receive dividends (or the cash equivalent thereof) during the Restriction Period and shall also have the right to vote such Common Stock and all other shareholder's rights (in each case unless otherwise provided in the agreement evidencing the Restricted Stock Award), with the exception that (i) the Holder shall not be entitled to delivery of the stock certificate (or the removal of restrictions in the Corporation's books and records) until the Restriction

Period established by the Committee pursuant to Paragraph 8(A) shall have expired, (ii) the Corporation shall retain custody of the stock certificate during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of such Common Stock during the Restriction Period, and (iv) a breach of restriction or breach of terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. If requested by the Corporation, a Holder of a Restricted Stock Award shall deposit with the Corporation stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Corporation, which would permit transfer to the Corporation of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. A distribution with respect to shares of Common Stock, other than a distribution in cash, shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, unless otherwise determined by the Committee. The Committee may, in addition, prescribe additional restrictions, terms or conditions upon or to the Restricted Stock Award in the manner prescribed by Paragraph 4. The Committee may, in its sole discretion, also establish rules pertaining to the Restricted Stock Award in the event of termination of employment or service (by Retirement, disability, death or otherwise) of a Holder of such award prior to the expiration of the Restriction Period.

   (C) Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

   (D) Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee whereby the Holder receives Common Stock subject to those terms, conditions and restrictions established by the Committee but is not required to make any payment for said Common Stock. The Committee may also establish terms as to each Holder whereby such Holder, as a condition to the Restricted Stock Award, is required to pay, in cash or other consideration, all (or any lesser amount than all) of the fair market value of the Common Stock, determined as of the date the Restricted Stock Award is made.

   (E) Termination of Employment or Service or Death of Holder. A Restricted Stock Award shall terminate for all purposes if the Holder does not remain continuously in the employ or service of the Corporation or a subsidiary at all times during the applicable Restriction Period, except as may otherwise be determined by the Committee.

9. Performance Awards

   (A) Performance Period. The Committee shall establish with respect to each Performance Award a performance period over which the performance of the Holder shall be measured. The performance period shall be established at the time of such award.

   (B) Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such award.

   (C) Performance Measures. Performance Awards shall be awarded to an eligible person contingent upon future performance of the Corporation and/or the Corporation's subsidiary, division or department in which such person is employed over the performance period. The Committee shall establish the performance measures applicable to such performance. The performance measures determined by the Committee shall be established prior to the beginning of each performance period but, except as necessary to qualify a Performance Award as "performance-based compensation" under Section 162(m) of the Code and the rules and regulations thereunder, may be subject to such later revisions to reflect significant, unforeseen events or changes, as the Committee shall deem appropriate.

   (D) Award Criteria. In determining the value of Performance Awards, the Committee shall take into account an eligible person's responsibility level, performance, potential, cash compensation level, unexercised stock options, other incentive awards and such other considerations as it deems appropriate. Notwithstanding the preceding sentence, to the extent necessary for a Performance Award to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the performance period shall be not less than three years and, if a Performance Award is payable in shares of Common Stock, the maximum number of shares that may be paid under the Performance Award during such performance period shall be 500,000 and, if a Performance Award is payable in cash, the maximum amount that may be paid under the Performance Award during such performance period shall be $10,000,000.

   (E) Payment. Following the end of each performance period, the Holder of each Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of Common Stock or a combination thereof, all at the discretion of the Committee. Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose. Notwithstanding anything contained herein to the contrary, in the case of a Performance Award intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, no payment shall be made under any such Performance Award until the Committee certifies in writing that the performance measures for the performance period have in fact been achieved.

   (F) Termination of Employment or Service or Death of Holder. A Performance Award shall terminate for all purposes if the Holder does not remain continuously in the employ or service of the Corporation or a subsidiary at all times during the applicable performance period, except as may otherwise be determined by the Committee.

   In the event that a Holder of a Performance Award ceases to be an employee or director of the Corporation following the end of the applicable performance period but prior to full payment according to the terms of the Performance Award, payment shall be made in accordance with terms established by the Committee for the payment of such Performance Award.

   (G) Other Terms and Conditions. When a Performance Award is payable in installments in Common Stock, if determined by the Committee, one or more stock certificates or book-entry credits registered in the name of the Holder representing shares of Common Stock which would have been issuable to the Holder of the Performance Award if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Holder, and during the period until such installment becomes due such Holder shall have the right to receive dividends (or the cash equivalent thereof) and shall also have the right to vote such Common Stock and all other shareholder's rights (in each case unless otherwise provided in the agreement evidencing the Performance Award), with the exception that (i) the Holder shall not be entitled to delivery of any stock certificate until the installment payable in shares becomes due, (ii) the Corporation shall retain custody of any stock certificates until such time and (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of such Common Stock until such time. A distribution with respect to shares of Common Stock payable in installments which has not become due, other than a distribution in cash, shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, unless otherwise determined by the Committee.

   (H) Performance Award Agreements. Each Performance Award shall be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

10.Adjustments Upon Changes in Capitalization; Change in Control

   (A) Notwithstanding any other provision of the Plan, each Option, Restricted Stock Award or Performance Award agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of (i) the number and class of shares or other consideration subject to any Option or to be delivered pursuant to any Restricted Stock Award or Performance Award and (ii) the Option or Restricted Stock Award price, in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like. In such event, the maximum number and class of shares available under the Plan, and the number and class of shares subject to Options, SARs, Restricted Stock Awards or Performance Awards, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

   (B)(i) In the event of a "change in control" (as hereinafter defined) pursuant to subparagraph (C)(i) or (ii) below, or in the event of a change in control pursuant to subparagraph (C)(iii) or (iv) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act:

     (1)(x) each Option granted under the Plan shall be exercisable in full,
  (y) each Holder of an Option shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Option or any portion thereof to the extent the Option is then exercisable in accordance with clause (x), an amount in cash equal to the difference between the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock covered by the Option or portion thereof which is so surrendered and the purchase price of such Common Stock under the Option and (z) each SAR shall be surrendered by the Holder thereof and shall be canceled simultaneously with the cancellation of the related Option;

     (2) each Holder of a Restricted Stock Award shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Restricted Stock Award, an amount in cash equal to the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock subject to the Restricted Stock Award;

     (3) each Holder of a Performance Award for which the performance period has not expired shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Performance Award, an amount in cash equal to the product of the value of the Performance Award and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the change in control and the denominator of which is the number of whole months in the performance period; and

     (4) each Holder of a Performance Award that has been earned but not yet paid shall receive an amount in cash equal to the value of the Performance Award.

   (ii) Notwithstanding any other provision of the Plan or any agreement relating to an Option, Restricted Stock Award or Performance Award, in the event of a change change in control pursuant to subparagraph (C)(iii) or (iv) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act:

     (1) each Option and SAR granted under the Plan shall be exercisable in full;

     (2) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse and, if applicable, any other restrictions, terms or conditions shall lapse and/or be deemed to be satisfied at the maximum value or level;

     (3) the performance measures applicable to any outstanding Performance Award shall be deemed to be satisfied at the maximum value; and

     (4) there shall be substituted for each share of Common Stock remaining available for issuance under the Plan, whether or not then subject to an outstanding Option (and SAR), Restricted Stock Award or Performance Award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an Option shall be appropriately adjusted by the Committee (whose determination shall be conclusive), such adjustments to be made without any increase in the aggregate purchase price.

   (C) For purposes of this paragraph, the term "change in control" shall mean:

   (i) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (x) the then outstanding shares of common stock of the Corporation (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Corporation (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Corporation), (2) any acquisition by the Corporation, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of clause (iii) in this definition of change in control;

   (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Corporation subsequent to such effective date whose election, or nomination for election by the Corporation's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Corporation as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board;

   (iii) the consummation of a reorganization, merger or consolidation of the Corporation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66b% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (2) no Person (other than: the Corporation; any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

   (iv) the consummation of a plan of complete liquidation or dissolution of the Corporation.

   (D) With respect to any Holder of an Option or SAR who is subject to
Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in Paragraph 7(E) or as set forth pursuant to Paragraph 7(E) in any agreement evidencing such Option or SAR and (ii) notwithstanding the expiration date of the term of such Option or SAR, in the event the Corporation is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which such Holder receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Corporation, then each Option or SAR (or option or stock appreciation right in substitution thereof) held by such Holder shall be exercisable to the extent set forth in the agreement evidencing such Option or SAR until and including the latest of (x) the expiration date of the term of the Option or SAR or, in the event of such Holder's termination of employment or service, the date determined pursuant to Paragraph 7(E), (y) the date which is six months and ten business days after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such Holder may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

11. Withholding Taxes

   (A) If provided in the agreement evidencing an Option, SAR, Restricted Stock Award or Performance Award, the Holder thereof may elect, by written notice to the Corporation at the office of the Corporation designated for that purpose, to pay through withholding by the Corporation all or a portion of the estimated federal, state, local and other taxes arising from (1) the exercise of an Option or SAR and (2) the vesting or distribution of shares of Common Stock pursuant to a Restricted Stock Award or Performance Award (a) by having the Corporation withhold shares of Common Stock or (b) by delivering previously-owned shares (collectively, "Share Withholding"), in each case being such number of shares of Common Stock as shall have a fair market value equal to the amount of taxes to be withheld, rounded up to the nearest whole share.

   (B) A Share Withholding election shall be subject to disapproval by the Corporation.

   (C) If the date as of which the amount of tax to be withheld is determined (the "Tax Date") is deferred until after the exercise of an Option or SAR, the expiration of the Restriction Period applicable to a Restricted Stock Award or the payment of a Performance Award, and if the Holder elects Share Withholding, the Corporation shall issue to the Holder the full number of shares of Common Stock, if any, resulting from such exercise, expiration or payment and the Holder shall be unconditionally obligated to deliver to the Corporation on the Tax Date such number of shares of Common Stock as shall have an aggregate fair market value equal to the amount to be withheld on the Tax Date, rounded up to the nearest whole share.

   (D) The fair market value of shares of Common Stock used for payment of taxes, as provided in this Paragraph 11, shall be the mean sale price per share, as reported for New York Stock Exchange Composite Transactions, on the Tax Date.

12. Termination of Plan

   The Plan may be terminated at any time by the Board of Directors, except with respect to any Options, SARs, Restricted Stock Awards or Performance Awards then outstanding. The Corporation reserves the right to restrict, in whole or in part, the exercise of any Options or SARs or the delivery of Common Stock pursuant to any Restricted Stock Awards or Performance Awards granted under the Plan until such time as:

     (A) any legal requirements or regulations have been met relating to the issuance of the shares covered thereby or to their registration under the Securities Act of 1933 or to any applicable State laws; and

     (B) satisfactory assurances are received that the shares when issued will be duly listed on the New York Stock Exchange, Inc.

13. Amendment of the Plan

   The Board of Directors may amend the Plan; provided, however, that without approval of the shareholders the Board of Directors may not amend the Plan, subject to Paragraph 10, to (a) increase the maximum number of shares which may be issued on exercise of Options or SARs or pursuant to Restricted Stock Awards or Performance Awards granted under the Plan or (b) effect any change inconsistent with Section 422 of the Code.

14. Effect of the Plan

   Neither the adoption of the Plan nor any action of the Board of Directors or of the Committee shall be deemed to give any person any right to be granted an Option, a right to a Restricted Stock Award or a right to a Performance Award or any rights hereunder except as may be evidenced by an Option agreement, Restricted Stock Award agreement or Performance Award agreement, duly executed on behalf of the Corporation, and then only to the extent and on the terms and conditions expressly set forth therein.

                               COMMON STOCK PROXY


                                  Midas, Inc.
                           225 North Michigan Avenue
                               Chicago, IL 60601



              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R. Lee Barclay and Robert H. Sorensen, or either of them (each with full power of substitution), are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Midas, Inc. to be held on May 6, 1999, and at any adjournment thereof as specified on reverse side:

Election of Directors, Nominees:                 (change of address)

1. Thomas L. Bindley                    _____________________________________

2. Robert R. Schoeberl                  _____________________________________

                                        _____________________________________

                                        _____________________________________
                          (continued on reverse side)

The shares represented by this proxy will be voted as herein directed, but if no direction is given, the shares will be voted FOR proposals 1, 2 and 3. This proxy revokes any proxy previously given.


1. ELECTION OF DIRECTORS

    FOR            WITHHELD           For, except vote withheld from
                                      the following nominee(s):

    [_]            [_]                _________________________________________


2. Proposal to approve existing Stock Incentive Plan for the purpose of maintaining tax deductibility under Section 162(m) of the Internal Revenue Code.

   [_] For         [_] Against        [_] Abstain


3. Proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas, Inc. for the fiscal year ending January 1, 2000.

   [_] For         [_] Against        [_] Abstain


   IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING

                           [_] If you plan to attend the Annual Meeting,
                               please check the box and an admittance card will be mailed to you

                           [_] Change of address on reverse side

                           IMPORTANT: Please sign exactly as your name(s) appear to the left. Joint owners should each sign personally. If you sign as agent or any other capacity, please state the capacity in which you sign.

                           _____________________________________________

                           _____________________________________________
                           Signature(s)    Date

Dear Shareholder:

Midas, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares via a toll-free telephone number or via the Internet. This eliminates the need to return the proxy card.

To vote your shares by telephone or Internet, you must use the control number printed on your proxy card. The series of numbers that appear in the box above must be used to access the system.

1. To vote by telephone: Using a touch-tone telephone, call 1-800-OK2-VOTE (1-800-652-8683), 24 hours a day, 7 days a week

2.   To vote over the Internet:  Go to the website http://www.vote-by-net.com

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                 Your vote is important.  Thank you for voting.